UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 11, 2019

ALICO, INC.
(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of principal executive offices)(Zip Code)

239-226-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Item 5.08.     Shareholder Director Nominations.
On December 11, 2019, the Board of Directors (the "Board") of Alico, Inc. (the "Company") set December 31, 2019 as the record date for shareholders eligible to vote at the Company's annual meeting of shareholders (the "2020 Annual Meeting") which will be held on February 27, 2020 at the offices of Trenam Law, 101 E Kennedy Blvd Suite 2700, Tampa, FL 33602.
Because the 2020 Annual Meeting will be held more than 30 days from the anniversary of the Company's 2019 annual meeting of shareholders, the Company is providing the due date for submission of any qualified shareholder proposal or qualified shareholder nominations. In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company's amended and restated bylaws (the "Bylaws"), the deadline for receipt of shareholder proposals or nominations for inclusion in the Company's proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 will now be no later than 5:00 p.m., Eastern Time, on December 27, 2019, which the Company believes is a reasonable time before it expects to begin to print and send proxy materials for the 2020 Annual Meeting. Shareholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act and the Bylaws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: December 16, 2019	By:	/s/ Richard Rallo
	Name:	Richard Rallo
	Title:	Senior Vice President and Chief Financial Officer

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